EXHIBIT 10.2






                 AMERICAN EXPRESS SUPPLEMENTAL RETIREMENT PLAN


                 (As amended and restated as of July 1, 2007)



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                               TABLE OF CONTENTS


ARTICLE 1
HISTORY AND EFFECTIVE DATES...........................................1

   SECTION 1.1       HISTORY..........................................1
   SECTION 1.2       EFFECTIVE DATE...................................2
   SECTION 1.3       TRANSITION RULES.................................2

ARTICLE 2
DEFINITIONS...........................................................2

   SECTION 2.1       DEFINITIONS......................................2
   SECTION 2.2       QUALIFIED PLAN DEFINITIONS.......................6
   SECTION 2.3       GENDER AND NUMBER................................6

ARTICLE 3
ADMINISTRATION........................................................6

   SECTION 3.1       ADMINISTRATOR....................................6
   SECTION 3.2       AUTHORITY........................................6

ARTICLE 4
SUPPLEMENTAL BENEFITS.................................................6

   SECTION 4.1       ELIGIBILITY......................................6
   SECTION 4.2       PARTICIPATION....................................6
   SECTION 4.3       BENEFITS UNDER THE RP............................7
   SECTION 4.4       BENEFITS IN EXCESS OF LIMITS UNDER THE RSP.......8
   SECTION 4.5       CREDITING OF ACCOUNT............................10
   SECTION 4.6       SUPPLEMENTAL BENEFITS PAYMENT ELECTION..........11
   SECTION 4.7       SUPPLEMENTAL ACCOUNT INVESTMENT & EARNINGS......13
   SECTION 4.8       SPECIAL RESTRICTIONS............................14

ARTICLE 5
ELECTIVE DEFERRALS...................................................15

   SECTION 5.1       ELIGIBILITY.....................................15
   SECTION 5.2       PARTICIPATION...................................16
   SECTION 5.3       DEFERRABLE COMPENSATION.........................16
   SECTION 5.4       DEFERRAL BENEFITS ELECTION......................17
   SECTION 5.5       CREDITING OF DEFERRAL ACCOUNTS..................17
   SECTION 5.6       ACCOUNT EARNINGS................................17

ARTICLE 6
PAYMENT OF BENEFITS..................................................18

   SECTION 6.1       SUPPLEMENTAL ACCOUNT............................18
   SECTION 6.2       DEFERRAL ACCOUNT................................18
   SECTION 6.3       DESIGNATION OF BENEFICIARIES....................19


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   SECTION 6.4       DEATH...........................................20
   SECTION 6.5       DISABILITY......................................20
   SECTION 6.6       UNFORESEEN EMERGENCY............................21
   SECTION 6.7       COMPANY OFFSET..................................21
   SECTION 6.8       WITHHOLDING.....................................21

ARTICLE 7
CHANGE IN CONTROL....................................................21

   SECTION 7.1       CHANGE IN CONTROL...............................21
   SECTION 7.2       EFFECT OF CHANGE IN CONTROL.....................23

ARTICLE 8
CLAIMS PROCEDURES....................................................26

   SECTION 8.1       CLAIM...........................................26
   SECTION 8.2       CLAIM DECISION..................................27
   SECTION 8.3       REQUEST FOR REVIEW..............................28
   SECTION 8.4       REVIEW OF DECISION..............................28
   SECTION 8.5       ARBITRATION.....................................29
   SECTION 8.6       BURDEN OF PROOF.................................30
   SECTION 8.7       ADMINISTRATOR'S SOLE AUTHORITY..................30

ARTICLE 9
AMENDMENT & TERMINATION..............................................30

   SECTION 9.1       PLAN AMENDMENT..................................30
   SECTION 9.2       EFFECT OF PLAN TERMINATION......................30

ARTICLE 10
GENERAL PROVISIONS...................................................31

   SECTION 10.1      UNFUNDED STATUS.................................31
   SECTION 10.2      NON-TRANSFERABLE................................31
   SECTION 10.3      NO RIGHT TO CONTINUED EMPLOYMENT................31
   SECTION 10.4      PLAN BENEFITS NOT COMPENSATION UNDER EMPLOYEE
                     BENEFIT PLANS...................................31
   SECTION 10.5      COMPLIANCE WITH SECTION 409A....................31
   SECTION 10.6      NO GUARANTEE OF TAX CONSEQUENCES................31
   SECTION 10.7      LIMITATIONS ON LIABILITY........................32
   SECTION 10.8      SEVERABILITY....................................32
   SECTION 10.9      CAPTIONS........................................32
   SECTION 10.10     GOVERNING LAW...................................32



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                 AMERICAN EXPRESS SUPPLEMENTAL RETIREMENT PLAN

                 (AS AMENDED AND RESTATED AS OF JULY 1, 2007)

                                   ARTICLE 1
                          HISTORY AND EFFECTIVE DATES

SECTION 1.1       HISTORY.

     (a) On November 26, 1973, the Board of Directors (the "Board") of American Express Company ("Amex") authorized and approved the adoption of the American Express Supplementary Pension Plan (the "Plan") to supplement retirement benefits provided under the American Express Retirement Plan and other retirement and savings plans sponsored by Amex for a select group of management or highly compensated individuals.

     (b) On July 1, 1994, the Board authorized and directed the amendment and restatement of the Plan pursuant to the provisions of Section 9 thereof. The Plan was amended and restated generally effective March 1, 1995, and renamed the American Express Company Supplemental Retirement Plan. The Plan was subsequently amended through December 31, 2004.

     (c) On July 25, 2005, the Board amended and restated the Plan (immediately prior to such amendment and restatement, the "Prior Plan"), effective January 1, 2005. Except as otherwise expressly provided herein, Participants who were in "pay status" as of January 1, 2005 continue to have the payment of their benefits governed solely by the terms of the Prior Plan; provided, however, that effective with payments made in calendar year 2006 and thereafter, payments other than monthly annuity payments which would have been made on April 1 of any year under the Prior Plan are made on July 1 of such year. Participants who were not in "pay status" as of January 1, 2005 are governed from and after such date by the terms of the Plan, as amended and restated, and as further amended and restated from time to time. For purposes of this section, a Participant was in "pay status" as of January 1, 2005 if he or she was entitled to benefits under the Plan as of January 1, 2005, with payments scheduled to begin on or before April 1, 2005.

     (d) Effective as of October 1, 2005, Ameriprise Financial, Inc. ("AFI") ceased to be a participating employer in Amex's tax-qualified retirement plans and the components of such plans covering AFI participants were transferred to new plans established by AFI in a transaction that complied with Section 414(l) of the Internal Revenue Code of 1986, as amended (the "Code"). In connection with that transaction, the component of the Plan covering AFI participants was similarly transferred, and active and retired AFI participants and AFI beneficiaries ceased participation in and no longer have any benefits under the Plan.

     (e) Generally effective July 1, 2007, benefit accruals under the American Express Retirement Plan, as amended (the "RP") were ceased. In addition, generally effective as of July 1, 2007, Amex adopted certain changes to the American Express Incentive Savings Plan, as amended, and renamed such plan the American Express Retirement Savings Plan (the "RSP").

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     (f) On January 22, 2007, the Board amended and restated the Plan, generally effective July 1, 2007, to reflect the changes made to the RP and the RSP, to allow for the elective deferral of compensation under the Plan, and to rename the Plan the American Express Supplemental Retirement Plan.

     (g) The Plan has remained in effect since its adoption and has been construed and operated as a "top-hat plan" under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 2520.104-23 of the United States Department of Labor Regulations.

SECTION 1.2 EFFECTIVE DATE. Except as expressly provided otherwise herein, the Plan as amended and restated hereby is generally effective July 1, 2007.

SECTION 1.3 TRANSITION RULES. Each Participant's accrued benefit under the Prior Plan as of December 31, 2004 ("Grandfathered Benefits") was determined by the Administrator in accordance with Section 409A of the Code and Notice 2005-1. Except as set forth in Section 1.1(c), Grandfathered Benefits are governed by and administered in accordance with the Prior Plan; provided, however, that any election with respect to Grandfathered Benefits may not materially modify the rights, terms or conditions of the Prior Plan. All other benefits are governed by and administered solely in accordance with the Plan, as amended and restated from time to time.

                                   ARTICLE 2
                                  DEFINITIONS

SECTION 2.1 DEFINITIONS. As used in the Plan, the following terms have the meanings indicated below:

     (a) "ACCOUNT" means, with respect to a Participant, his or her Deferral Account and Supplemental Account, collectively.

     (b) "ADMINISTRATOR" means the Employee Benefits Administration Committee, including any individual(s) to whom the Employee Benefits Administration Committee delegates authority under the Plan, or such other committee or individual(s) authorized to act as the Administrator by the Compensation and Benefits Committee.

     (c) "AFFILIATE" means any corporation or other trade or business under common control with Amex, as further defined in the Qualified Retirement Plans.

     (d) "ANNUAL INCENTIVE AWARD" means, for a Plan Year, a performance incentive bonus award granted to an Employee under the Company's Annual Incentive Award Plan, as amended from time to time, or any successor plan thereto, with a performance period of the Plan Year, or a comparable award issued as a Qualifying Award to a key employee under the Company's 1998 Incentive Compensation Plan, as amended from time to time, or any successor plan thereto; provided that the Committee may, in its discretion, designate additional or different items as Annual Incentive Awards for purposes of the elective deferrals under Article 5.

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     (e) "BASE SALARY" means, with respect to a Participant, as of a specified date, the annual rate of base salary payable to the Participant as of such date before any reduction for any amounts deferred by the Participant pursuant to Section 401(k) or Section 125 of the Code, or pursuant to a Deferral Plan or any other non-qualified plan which permits the voluntary deferral of compensation.

     (f) "BENEFICIARY" means the individual or entity designated by a Participant in accordance with procedures established by the Administrator to receive the Participant's Supplemental Account or Deferral Account in the event of the Participant's death.

     (g) "BENEFITS" means, with respect to a Participant, his or her Deferral Benefits and Supplemental Benefits, collectively.

     (h) "CODE" means the Internal Revenue Code of 1986, as amended.

     (i) "COMMITTEE" means the Compensation and Benefits Committee of the Board of Amex, or such successor committee as may be designated by the Board.

     (j) "COMPANY" means Amex, any of its subsidiaries and any Affiliates which have become participating employers in a Qualified Retirement Plan.

     (k) "DEFERRAL ACCOUNT" means, with respect to a Participant for a given Plan Year, the book reserve account established by Amex for the Participant for such Plan Year pursuant to Section 5.5.

     (l) "DEFERRAL BENEFITS" means, with respect to a Participant, the benefits credited to his or her Deferral Accounts.

     (m) "DEFERRAL DISTRIBUTION" means a distribution to a Participant from his or her Deferral Accounts.

     (n) "DEFERRAL ELECTION" means, with respect to a given Plan Year, an election made by an eligible Employee with respect to his or her Deferral Account for such Plan Year under Article 5.

     (o) "DEFERRAL PLAN" means:

                    (i) for Plan Years ending on or before December 31, 2007,
               the American Express Salary Deferral Plan, the American Express Pay-for-Performance Deferral Programs and any other similar non-qualified plans for the deferral of compensation available in such Plan Years; and

                    (ii) for Plan Years beginning on or after January 1, 2008,
               Article 5 of this Plan and such other non-qualified plans or arrangements for the deferral of compensation as determined by the Administrator, it its sole discretion.

     (p) "DISABILITY" has the meaning given such term by Section 409A.

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     (q) "EMPLOYEE" means an elected or appointed officer of the Company or any other individual who the Administrator identifies as an employee of the Company, and whose compensation is reported on a Form W-2, regardless of whether the use of such form is subsequently determined to be erroneous.

     (r) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (s) "MINIMUM SCHEDULE RATE" means, for a calendar year, the "Below ROE Target Range" rate for such calendar year under the metric set forth in Schedule A, as in effect for that calendar year.

     (t) "MOODY'S A RATE" means, for a calendar year, the average corporate bond yield rate for such calendar year, as announced by Moody's Investor Services for borrowers rated "A."

     (u) "PARTICIPANT" means an Employee who accrues benefits under the Plan; provided, however, that the term "Participant" as used in Article 4 shall be limited to the Employees eligible to participate in the Plan with respect to Supplemental Benefits under Article 4, and the term "Participant" as used in
Article 5 shall be limited to the Employees eligible to participate in the Plan with respect to Deferral Benefits under Article 5.

     (v) "PG AWARD" means a performance incentive bonus award granted to an Employee with a performance period longer than one Plan Year. A PG Award for a Plan Year shall be:

                    (i) in the case of a PG Award that qualifies as
               performance-based compensation for purposes of Section 409A, a PG Award with a performance period ending on the July 1st or later date of such Plan Year; or

                    (ii) in the case of a PG Award that does not qualify as
               performance-based compensation for purposes of Section 409A, a PG Award with a performance period beginning on the January 1st of such Plan Year;

provided that the Committee may, in its discretion, designate additional or different items as PG Awards for purposes of the elective deferrals under
Article 5.

     (w) "PLAN YEAR" means,

                    (i) for Supplemental Benefits under Article 4, the
               calendar year with reference to which benefits are determined under the Plan; and

                    (ii) for Deferral Benefits under Article 5, the specified
               calendar year.

     (x) "QUALIFIED RETIREMENT PLAN" means the RP and/or the RSP, as the context may imply.

     (y) "RETIREMENT" means a voluntary Separation from Service by a Participant who is Retirement Eligible on the date of such Separation from Service.

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     (z) "RETIREMENT ELIGIBLE" means, with respect to a Participant, he or she is age 55 or older with ten or more actual or deemed years of service with the Company.

     (aa) "RP-RELATED ACCOUNT" means, with respect to a Participant, the book reserve account established by the Company for the Participant pursuant to
Section 4.3.

     (bb) "RSP-RELATED ACCOUNT" means, with respect to a Participant, the book reserve account established by the Company for the Participant pursuant to
Section 4.4.

     (cc) "RSP MATCH PERCENTAGE" means, with respect to a Participant for a Plan Year, the maximum Company Matching Contribution percentage that would be utilized for purposes of the RSP for such Participant for the Plan Year if the Participant had made the maximum Elective Contribution under the RSP for the Plan Year.

     (dd) "SCHEDULE RATE" means, for a calendar year, the applicable rate for such calendar year determined under the metric set forth in Schedule A, as in effect for that calendar year.

     (ee) "SECTION 401(A)(17) LIMITATION" refers to the limitation on the dollar amount of Compensation which may be taken into account under the Qualified Retirement Plans under Section 401(a)(17) of the Code.

     (ff) "SECTION 409A" means Section 409A of the Code, together with official interpretations, guidance, or regulations issued thereunder.

     (gg) "SECTION 415 LIMITATIONS" refer to the limitations on benefits for defined benefit pension plans and defined contribution plans which are imposed by Section 415 of the Code.

     (hh) "SEPARATION FROM SERVICE" has the meaning given such term by Section 409A.

     (ii) "SEVERANCE PLAN" means, collectively, (A) the American Express Senior Executive Severance Plan, effective January 1, 1994, as amended and restated through July 22, 2002, and as further amended from time to time, and any successor plan thereto, and (B) the American Express Severance Pay Plan, effective January 1, 1987, as amended and restated through January 1, 2005, and as further amended from time to time, and any successor plan thereto.

     (jj) "SUPPLEMENTAL ACCOUNT" means, with respect to a Participant, his or her RP-Related Account and RSP-Related Account, collectively.

     (kk) "SUPPLEMENTAL BENEFITS" means, with respect to a Participant, the benefits under his or her Supplemental Account.

     (ll) "SUPPLEMENTAL DISTRIBUTION" means a distribution to a Participant from his or her Supplemental Account.

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     (mm) "SUPPLEMENTAL ELECTION" means the election made by a Participant with respect to his or her Supplemental Account under Section 4.6.

SECTION 2.2 QUALIFIED PLAN DEFINITIONS. Capitalized terms not otherwise defined in the Plan shall have the same meaning set forth in the related Qualified Retirement Plan, to the extent applicable, as the context may imply.

SECTION 2.3 GENDER AND NUMBER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE 3
                                ADMINISTRATION

SECTION 3.1 ADMINISTRATOR. The Plan shall be administered by the Administrator.

SECTION 3.2 AUTHORITY. Except as otherwise provided by the Committee (but subject to the limitation on the Committee's authority under Section 8.7), the Administrator shall have full power, authority and discretion to interpret, construe and administer the Plan, and such interpretation and construction thereof and actions taken thereunder shall be binding on all persons for the purposes so stated by the Administrator. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable. In the event of a mathematical or accounting error made, or other similar mistake, the Administrator shall have power in its discretion to cause such equitable adjustments to be made to correct for such errors as it considers appropriate in the circumstances. Any decision of the Administrator in the administration of the Plan shall be final and conclusive and binding upon all Participants and Beneficiaries.

                                  ARTICLE 4
                             SUPPLEMENTAL BENEFITS

SECTION 4.1 ELIGIBILITY. Participation in this Plan with respect to Supplemental Benefits shall be limited to Employees who meet the requirements of Section 4.2, and shall automatically occur for such Employees, provided that the Administrator may designate, on a case-by-case basis, Employees or categories of Employees who shall not be eligible to participate in all or any portion of this Plan, and provided further, that the determination of eligible Employees shall be made consistent with the requirement that the Plan be a "top-hat" plan for purposes of ERISA.

SECTION 4.2 PARTICIPATION. To become a Participant in the Plan with respect to Supplemental Benefits, an Employee must:

     (a) be a participant under a Qualified Retirement Plan maintained by the Company. Participation by an Employee in a Qualified Retirement Plan shall be determined pursuant to and in accordance with the eligibility criteria applicable under such Qualified Retirement Plan; and


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     (b) for the relevant Plan Year:

                    (i) be credited with Compensation earned from the Company
               in an amount in excess of the applicable Code Section 401(a)(17) Limitation or accrue benefits under a Qualified Retirement Plan in excess of the Section 415 Limitation; or

                    (ii) be classified as a level "Band 50" personnel or
               greater, as such classification is defined by the Administrator from time-to-time, and have deferred Compensation under a Deferral Plan.

SECTION 4.3 BENEFITS UNDER THE RP. If a Participant is a participant under the RP, other than a terminated participant, the Company shall establish an RP-Related Account for such Participant, which shall be determined as follows:

     (a) "COMPENSATION" FOR RP CREDITS. For purposes of RP credits under this
Section 4.3, "Compensation" has the meaning given such term in the RP, provided that the Committee may, in its discretion, designate additional or different items as Compensation for purposes of this Section 4.3. Effective with the 2003 performance year (which awards were granted in 2004) and thereafter, "Compensation" for purposes of RP credits under this Section 4.3 shall include the value of restricted stock awards granted to certain Participants in lieu of cash supplemental Annual Incentive Awards.

     (b) CONTRIBUTION CREDITS. There shall be credited to a Participant's RP-Related Account for each Plan Year, in accordance with Section 4.5, an amount equal to the excess, if any, of: (x) the Contribution Credits that would have been credited to a Participant's Defined Benefit Account Balance under the RP for the Plan Year if the Plan's definition of Compensation was used, the Section 401(a)(17) Limitation was ignored, and the Participant had not elected or been required to defer the receipt of any Compensation through non-qualified deferrals pursuant to a Deferral Plan, over (y) the actual Contribution Credits credited to the Participant's Defined Benefit Account Balance under the RP for the Plan Year. No credits shall be made to a Participant's RP-Related Account pursuant to this Section 4.3(b) for any pay period ending on or after July 1, 2007.

     (c) BENEFITS FORMULA. The formula of the benefits for a Plan Year under this Section 4.3 shall be determined by the Administrator and applied in a uniform manner for all similarly situated Participants.

     (d) ADDITIONAL YEARS OF SERVICE.

                    (i) Certain Participants, as determined by the Company in
               its sole discretion, may be deemed to have rendered five additional Years of Service under the Plan. For each such Participant, subject to such terms and conditions as the Company may impose upon such benefits by special agreement with such Participant (in the event of a conflict with this Section 4.3(d), such special agreement shall control), an additional amount shall be credited to the Participant's RP-Related Account equal to the excess, if any of: (x) the total


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               cumulative Contribution Credits that would have been credited to the Participant's RP-Related Account under this Section 4.3 had the Participant rendered such additional Years of Service under the RP, over (y) the actual total cumulative Contribution Credits credited to the Participant's RP-Related Account under this Section 4.3 as of the date the Participant is eligible for such benefits under the Plan. Subject to the terms of the special agreement with each such Participant, such amounts shall be calculated and credited to the RP-Related Account established for the Participant in accordance with Section 4.5 under procedures to be determined from time to time by the Administrator and consistently applied to similarly situated Participants. Unless otherwise determined by the Administrator or agreed in a special agreement with the Participant, amounts credited under this Section 4.3(d) shall be subject to five-year vesting, and such amounts shall be forfeited by the Participant if the Participant's service with the Company terminates for any reason other than death or disability (as defined in the RP) before five years of actual service have been rendered to the Company by such Participant.

                    (ii) For each Participant with a special agreement
               described in Section 4.3(d)(i) who has not accrued five Years of Service as of July 1, 2007, the Participant shall be entitled to received the credit described in Section 4.3(d)(i) for the 2007 Plan Year as if the RP had remained in effect through December 31, 2007, and the Participant were an active participant in the RP through such date. Regardless of any special agreement described in Section 4.3(d)(i), a Participant shall not be entitled to received any credit under this Section
               4.3 for the 2008 Plan Year or later.

SECTION 4.4 BENEFITS IN EXCESS OF LIMITS UNDER THE RSP. If a Participant is a participant in the RSP, other than a terminated participant, the Company shall establish an RSP-Related Account for such Participant, which shall be determined as follows:

     (a) "COMPENSATION" FOR RSP CREDITS.

                    (i) DEFINITION. For purposes of RSP credits under this
               Section 4.4, "Compensation" has the meaning given the term "Total Pay" in the RSP, provided that the Committee may, in its discretion, designate additional or different items as Compensation for purposes of this Section 4.4. Effective July 1, 2007, "Compensation" for purposes of RSP credits under this
               Section 4.4 shall include the value of restricted stock awards granted to certain Participants in lieu of cash Annual Incentive Awards, subject to the limitation set forth in
               Section 4.4(a)(ii).

                    (ii) LIMITATION. Effective January 1, 2008, "Compensation"
               of a Participant for purposes of RSP credits under this Section
               4.4 shall not include any incentive pay (including the value of any restricted stock awards granted to certain Participants in lieu of cash Annual Incentive Awards) in excess of one times his or her Base Salary. For purposes of this provision, a Participant's Base Salary shall be determined as of January 1 of each Plan Year. In addition, incentive pay subject to this limitation shall only be those amounts actually paid in the Plan Year, regardless of when such amounts were earned.



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     (b) CONTRIBUTION CREDITS. The following amounts shall be credited to the
Participant's RSP-Related Account for each Plan Year, in accordance with
Section 4.5:

                    (i) COMPANY STOCK CONTRIBUTION. An amount equal to: (a)
               one percent of the sum of: (i) the Participant's Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant's Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Company Stock Contribution to the account of the Participant under the RSP. For purposes of this Section 4.4(b)(i), the
               Section 401(a)(17) Limitation shall be deemed to apply pro ratably to each regularly scheduled pay period for each Plan Year. No credits shall be made to a Participant's RSP-Related Account pursuant to this Section 4.4(b)(i) for any pay period ending on or after July 1, 2007.

                    (ii) COMPANY PROFIT-SHARING CONTRIBUTION. An amount equal
               to: (a) the Company Profit-Sharing Contribution percentage utilized for purposes of the RSP for that Plan Year for such Participant times the sum of: (i) the Participant's Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant's Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Company Profit-Sharing Contribution to the Account of the Participant under the RSP. Unless otherwise expressly provided in the Plan, benefits credited under this
               Section 4.4(b)(ii) at the time of a Supplemental Distribution shall be restricted to a Participant's vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited.

                    (iii) COMPANY MATCHING CONTRIBUTION.

                      (A) Before March 15, 2005, an amount equal to that portion of the Company Matching Contribution that would have been contributed and allocated to the account of a Participant by the Company as a Matching Contribution on behalf of a Participant, (a) to the extent such contribution is limited by the Section 401(a)(17) Limitation or Section 415 Limitations, minus such amount allocated as a Matching Contribution to the account of the Participant under the RSP, and (b) with respect to that portion of a Participant's Compensation deferred pursuant to a Deferral Plan, and assuming (i) such portion had not been deferred and (ii) the Participant had elected to make Elective Contributions under the RSP equal to three percent (or such lesser amount if actually elected by the Participant under the RSP) of such Participant's compensation deferred under such deferred compensation plan.

                      (B) Effective March 15, 2005, a Company matching
                 contribution, whether or not the Participant actually elects to defer Compensation under the RSP, equal to the Participant's RSP Match Percentage for the Plan Year multiplied by the sum of: (i) that portion of the Participant's Compensation which was deferred during the Plan Year pursuant to a Deferral Plan, and (ii) that portion of the Participant's Compensation (not including the amounts deferred as described in clause (i) above) in excess of the Section 401(a)(17) Limitation, shall be contributed and allocated to the Account of a Participant by the Company as a matching contribution on behalf of such Participant; provided, however, for purposes of this Company matching contribution, Compensation shall not be subject to the
                 Section 401(a)(17) Limitation. Unless otherwise expressly provided in the Plan, benefits credited under this Section 4.4(b)(iii) at the time of a Supplemental Distribution shall be restricted to a Participant's vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited.


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                    (iv) COMPANY CONVERSION CONTRIBUTION. An amount equal to:
               (a) the Company Conversion Contribution percentage utilized for purposes of the RSP for that Plan Year for such Participant times the sum of: (i) the Participant's Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant's Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Company Conversion Contribution to the Account of the Participant under the RSP. Unless otherwise expressly provided in the Plan, benefits credited under this Section 4.4(b)(iv) at the time of a Supplemental Distribution shall be restricted to a Participant's vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited.

     (c) COMPANY CONTRIBUTION FOR ADDITIONAL YEARS OF SERVICE. Certain Participants, as determined by the Company in its sole discretion, may be deemed to have rendered five additional Years of Service under the RSP. For each such Participant, subject to such terms and conditions as the Company may impose upon such benefits by special agreement with such Participant (in the event of a conflict with this Section 4.4(c), such special agreement shall control), an additional amount shall be credited to the Participant's RSP-Related Account equal to 40 percent of the sum of the Participant's Base Salary and annualized bonus compensation. Subject to the terms of the special agreement with each such Participant, such amounts shall be calculated under procedures to be determined from time to time by the Administrator and consistently applied to similarly situated Participants. Unless otherwise determined by the Administrator or agreed in a special agreement with the Participant, amounts credited under this Section 4.4(c) shall be subject to five-year vesting, and such amounts shall be forfeited by the Participant if the Participant's service with the Company terminates for any reason other than death or disability (as defined in the RSP) before five years of actual service have been rendered to the Company by such Participant. Amounts described in this Section 4.4(c) shall be credited to the RSP-Related Account established for the Participant in accordance with Section 4.5.

SECTION 4.5       CREDITING OF ACCOUNT.

     (a) TIME AND MANNER. Amounts described in this Article 4 shall be credited to the Supplemental Account established for a Participant at such times and in such manner as may be determined by the Administrator. In making such credits, the Administrator shall generally attempt to, but shall not be required to, credit accounts at a time and in a manner as similar as possible to the time and manner for the crediting of similar amounts under the Qualified Retirement Plans; provided that, unless the Administrator determines otherwise, amounts credited to a Supplemental Account with respect to the application of the Section 415 Limitations to the RP shall be credited upon the commencement of the benefit payment under the RP; and provided further that, unless otherwise determined by the Administrator or agreed in a special agreement with a Participant, amounts credited to a Supplemental Account pursuant to Section 4.4(c) shall be determined as of and credited on the one-year anniversary of the later of the date of the special agreement or the first day of the Participant's employment by the Company. The Administrator shall apply such procedures consistently to similarly situated Participants.

     (b) COMPANY STOCK CONTRIBUTIONS. Amounts described in Section 4.4(b)(i) shall be initially credited to the RSP-Related Account established for a Participant, to a subaccount relating to the RSP Stock Fund (the "Stock Fund"). For purposes of the Plan, the amount of such credits shall be determined by the Administrator in a manner determined by the Administrator to be reasonably consistent with similar determinations made under the Stock Fund.

     (c) OTHER CONTRIBUTIONS. Amounts described in Section 4.4(b)(ii) (profit-sharing contributions), Section 4.4(b)(iii) (matching contributions),
Section 4.4(b)(iv) (conversion credits) and Section 4.4(c) (special agreement credits) shall be credited to the RSP-Related Account established for a Participant, which shall contain various subaccounts selected by the Administrator in its sole and exclusive discretion, representing the various investment funds available to a Participant under the RSP as provided for in the Plan; provided that:

                    (i) if a Participant has directed RSP amounts to the Stock
               Fund and the credits to the RSP-Related Account of a Participant pursuant to this Section 4.5(c) to the subaccount relating to the Stock Fund would result in the aggregate Company Stock holdings of such Participant under the Plan exceeding ten percent of the total value of his or her RSP-Related Account (determined at the time of the transfer), then such Participant shall be deemed to have selected, with respect to any such excess, the default subaccount designated by the Investment Committee for purposes of the RSP for allocations exceeding the applicable ten-percent threshold under RSP, or if none, such other default subaccount designated by the Investment Committee for purposes of the RSP; and

                    (ii) unless otherwise determined by the Administrator, no
               subaccount shall be established under the Plan to coincide with any self-directed brokerage account which may be available under the RSP.

     (d) ADDITIONAL ACCOUNTS. The Administrator may, in its sole and exclusive discretion, establish additional book reserve accounts from time to time. The procedures to reflect and credit increases, decreases, interest, dividends, and other income, gains and losses shall be determined by the Administrator in its sole and exclusive discretion.

SECTION 4.6 SUPPLEMENTAL BENEFITS PAYMENT ELECTION. Any Supplemental Benefits payable under the Plan shall be paid in cash from the general assets of the Company in the form elected by the Participant subject to the following:

     (a) In accordance with rules and procedures adopted by the Administrator in compliance with Section 409A, existing Participants, including Participants (other than those in pay status on December 31, 2004) under the Prior Plan, may make Supplemental Elections as follows:

                    (i) Participants who have not previously made an initial
               Supplemental Election under Section 4.6, whether under the Plan or under the Prior Plan, may make such an initial Supplemental Election on or before the date set by the Administrator, which shall not be later than December 31, 2005.

                    (ii) Participants who have previously made an initial
               Supplemental Election under Section 4.6(b), whether under the Plan or under the Prior Plan, but who have not previously modified such election under Section 4.6(d), whether under the Plan or under the Prior Plan, may change such Supplemental Election on or before the date set by the Administrator, which shall not be later than December 31, 2005, to elect any payment form permissible under Section 4.6(b) and Section 409A, regardless of whether such Supplemental Election lengthens or shortens the period over which payments from the Plan shall be made. For the avoidance of doubt, any such distribution which accelerates payments from the Plan shall not cause any reduction in the amounts otherwise payable hereunder. Notwithstanding Section 4.6(d), if made on or before December 31, 2005 in accordance with this Section 4.6(a)(ii), such subsequent Supplemental Election shall be made in accordance with Section 409A, but, to the extent permitted under Section 409A transition guidance, need not comply with requirement regarding a minimum additional deferral period of five years. Any such subsequent Supplemental Election made under this
               Section 4.6(a)(ii) shall constitute a modification for purposes of the one-time limitation contained in Section 4.6(d), and no additional modification will thereafter be permitted under
               Section 4.6(d).

                    (iii) Employees who first become Participants after
               December 31, 2005 may make an initial Supplemental Election in accordance with rules and procedures adopted by the Administrator in compliance with Section 409A.

                    (iv) Participants who have previously made both a
               Supplemental Election and a modification to such Supplemental Election shall be subject to the rules of Section 4.6(d) prohibiting any further changes to their Supplemental Elections. However, any Participant who was not in pay status (as defined in Section 1.1(c)) on January 1, 2005 and who previously made a modification to an initial Supplemental Election which accelerated the time period for payments from the Plan shall not have any reduction in the amounts otherwise payable hereunder (notwithstanding Section V(D)(1)(b)(ii) of the Prior Plan).

     (b) A Participant may elect to receive his or her Supplemental Benefits in a single lump-sum payment or in annual installments payable over a period of five, ten or 15 consecutive calendar years. Except as provided in Section 4.6(d), a Participant may not modify his or her initial Supplemental Election described in the preceding sentence. Such subsequent Supplemental Election shall apply to the payment of all benefits under the Plan and the Prior Plan (except for benefits that were in pay status on December 31, 2004).

     (c) If a Participant fails to make a valid, timely Supplemental Election in accordance with Section 4.6(a) and the rules and procedures adopted by the Administrator, such Participant shall be deemed to have made an initial Supplemental Election to receive his or her Supplemental Benefits in the form of a single lump sum.

     (d) A Participant who has not previously modified an initial Supplemental Election may make a one-time modification to his or her initial Supplemental Election to elect a payment form that lengthens the period over which payments of Supplemental Benefits from the Plan shall be made. To be effective, such a modification shall be made by filing a written notice of modification in such form and manner as the Administrator may prescribe; provided, however, that the modification must comply with Section 409A, including requirements regarding: (i) a minimum additional deferral period of five years, and (ii) the subsequent Supplemental Election not being effective until 12 months after it is made. A Participant may not change the payment method of his or her Supplemental Benefits after his or her Separation from Service.

SECTION 4.7       SUPPLEMENTAL ACCOUNT INVESTMENT & EARNINGS.

     (a) RP-RELATED ACCOUNT. For each Participant, the RP-Related Account established pursuant to Section 4.3 shall be increased by the Imputed Earnings Credit (as such term is defined in the RP), not less frequently than annually, under procedures and at times determined by the Administrator and consistently applied for similarly situated Participants. Such earnings shall be credited at the same interest rate and computed in a similar manner (to the extent administratively feasible) as Imputed Earnings Credits are computed under the RP for each Plan Year.

     (b) RSP-RELATED ACCOUNT.

                    (i) For each Participant, credits to his or her
               RSP-Related Account shall be made to such subaccounts thereunder as directed by such Participant. If more than one subaccount is selected, a Participant must designate, on a form or other medium acceptable to the Administrator, in one-percent increments, the amounts to be credited to each subaccount. A Participant shall be allowed to amend such designation consistent with the frequency of investment changes offered the Participant under rules governing the RSP for a given Plan Year.

                    (ii) Subject to Section 4.7(b)(iv), and to such rules as
               may be adopted by the Administrator, the performance of the book reserve subaccount established for each Participant pursuant to Section 4.5(b) shall reflect the performance of the Stock Fund. Such subaccount shall reflect such increases or decreases in value from time to time, whether from dividends, gains, losses or otherwise, as may be experienced by the Stock Fund. Subject to Section 4.8, and to such rules as may be adopted by the Administrator, a Participant may elect to transfer credits to the book reserve subaccount established pursuant to Section 4.5(b) to or from such subaccount to or from one or more subaccounts established pursuant to Section 4.5(c), in a manner similar to the rules for such transfers under the RSP; provided, however, no Participant may transfer amounts to the book reserve subaccount established for each Participant pursuant to Section 4.5(b) to the extent that such transfer would result in the aggregate Company Stock holdings of such Participant under the Plan exceeding ten percent of the total value of his or her RSP-Related Account (determined at the time of the transfer).

                    (iii) Subject to Section 4.7(b)(iv), and to such rules as
               may be adopted by the Administrator, the performance of the book reserve subaccounts established for each Participant shall reflect the performance of the investment fund under the RSP that such subaccount represents. Each such subaccount shall reflect such increases or decreases in value from time to time, whether from dividends, gains, losses or otherwise, as that experienced by the related investment fund under the RSP. Subject to Section 4.7(b)(ii) and Section 4.8, credits to such subaccounts may be transferred to any other subaccount under the Plan in a manner similar to the rules for such transfers under the RSP, on such terms and at such times as permitted with respect to the related investment funds under the RSP, and to such rules as may be adopted by the Administrator. If a

               Participant fails to affirmatively designate one or more subaccounts pursuant to this Section 4.7(b), subject to rules established by the Administrator, such Participant shall be deemed to have selected either a default account selected by the Administrator or, to the extent feasible, the subaccount(s) that relate to the Participant's investment direction under the RSP; provided, however, to the extent an Insider has directed RSP amounts to the Stock Fund, such Insider shall be deemed to have selected the subaccount relating to the Stable Value Fund. Notwithstanding the foregoing, the Administrator may, in its sole discretion, provide that one or more investment funds available under the RSP, including any self-directed brokerage account which may be available under the RSP, shall not be available for designation under the Plan.

                    (iv) Subject to Section 4.5(c), the subaccounts shall be
               valued subject to such reasonable rules and procedures as the Administrator may adopt and apply to all Participants similarly situated with an effort to value such subaccounts as if amounts designated were invested in at similar times and in manners, subject to administrative convenience, as amounts are invested, and subject to the same market fluctuation factors used in valuing such investments in the RSP.

SECTION 4.8       SPECIAL RESTRICTIONS.

     (a) The provisions of this Section 4.8 shall apply to Participants who are or may be required to file reports under Section 16(a) of the Exchange Act with respect to equity securities of Amex ("Insiders"). Such provisions shall apply during all periods that such Participants are Insiders, including any period following cessation of Insider status during which such Participants are required to report transactions pursuant to Rule 16a-2(b) (or its successor) under the Exchange Act. This Section 4.8 shall be automatically applicable to any Participant who, on and after the date hereof, becomes an Insider. For purposes of the foregoing, the effective date of this Section 4.8 shall be the date the Participant becomes an Insider. At such time as any Participant ceases to be an Insider (and any period contemplated by Rule 16a-2(b) has expired), this Section 4.8 shall cease to be applicable to such Participant.

     (b) Notwithstanding anything in the Plan to the contrary, (i) except as set forth below, credits to the RSP-Related Account of an Insider pursuant to
Section 4.5 may not be made to a subaccount that reflects the performance of the Stock Fund, (ii) credits made pursuant to Section 4.5 to the account of an Insider at any time may not be transferred to a subaccount that reflects the performance of the Stock Fund and (iii) credits made to an Insider's RSP-Related Account pursuant to Section 4.5(b) at any time, and credits to a subaccount of an Insider that reflects the performance of the Stock Fund (which credits could only have been made when such individual was not an Insider) may not be transferred, withdrawn, paid out or otherwise changed, other than (a) pursuant to Section 4.6 or Section 6.4 (but only at such time as such person is no longer an Insider) or (b) pursuant to the forfeiture provisions contained in the last sentence of Section 4.4(b)(ii).

     (c) It is intended that the crediting of amounts to the accounts of Insiders that represents the performance of the Stock Fund is intended to qualify for exemption from Section 16 under Rule 16b-3(d) under the Exchange Act. The Administrator shall, with respect to Insiders, administer and interpret all Plan provisions in a manner consistent with such exclusion.

                                  ARTICLE 5
                              ELECTIVE DEFERRALS

SECTION 5.1       ELIGIBILITY.

     (a) IN GENERAL. Participation in the Plan for a Plan Year with respect to Deferral Benefits shall be limited to Employees who meet the requirements of
Section 5.1(b), provided that the Administrator may designate, on a case-by-case basis, Employees or categories of Employees who shall not be eligible to participate in the Plan with respect to all or any portion of Deferral Benefits, and provided further, that the determination of eligible Employees shall be made consistent with the requirement that the Plan be a "top-hat" plan for purposes of ERISA.

     (b) CRITERIA. Generally, an Employee will be eligible to participate in the Plan for a Plan Year with respect to Deferral Benefits if the Employee is:

                    (i) an "active" (i.e., providing services to Amex or an
               approved subsidiary) employee on the December 31st immediately preceding the Plan Year and during the entire Plan Year;

                    (ii) a senior-level employee ("Band 50" or above) on the
               December 31st immediately preceding the Plan Year and during the entire Plan Year; and

                    (iii) either:
                         (A) subject to U.S. federal income tax for
                             the Plan Year; or

                         (B) designated by Amex as an eligible U.S. Dollar-Paid
                             Expatriate who is a U.S. citizen or U.S. green card holder for the Plan Year.

     (c) NOTIFICATION. Employees eligible to participate in the Plan for a Plan Year with respect to Deferral Benefits will be notified by Amex of their eligibility to participate for such Plan Year. If Amex erroneously notifies an individual of his or her eligibility to participate, and such individual does not meet the requirements of Section 5.1(b) or such individual has been excluded by the Administrator pursuant to Section 5.1(a), such erroneous notification shall not cause the individual to be eligible, and any Deferral Election made by such ineligible individual shall be null and void and of no effect.

     (d) NEWLY ELIGIBLE EMPLOYEES. To the extent permissible under Section 409A, Employees who become eligible to participate in the Plan during a Plan Year with respect to Deferral Benefits and who have not previously participated in an account-balance deferred compensation arrangement (as defined for purposes of Section 409A) of Amex or its subsidiaries may be offered by Amex the opportunity to participate in the Plan for the Plan Year with respect to Deferral Benefits with respect to his or her post-election Base Salary for the Plan Year and the post-election portion of his or her Annual Incentive Award for the Plan Year.

     (e) CHANGE IN STATUS. If the employee status of a Participant changes to "inactive" during a Plan Year for any reason, including, but not limited to, severance, or termination of employment (for any reason, including, but not limited to, retirement, disability or death), the Deferral Election of the Employee for the Plan Year will become immediately void, except for any amounts already deferred prior to such change in status. If the Participant elected to defer a portion of his or her Base Salary and the Participant's employee status changes to "inactive" during a Plan Year, the Participant's Base Salary deductions will be discontinued and previous deductions will be credited to the Participant's Deferral Account for the Plan Year. In the case of a leave of absence, the Base Salary deductions in effect prior to the leave will resume when the Participant returns from leave to "active" status. In each situation, the Participant's Base Salary deferral amount for the Plan Year will be reduced accordingly.

SECTION 5.2 PARTICIPATION. An eligible Employee for a Plan Year shall become a Participant in the Plan with respect to Deferral Benefits for such Plan Year by making a Deferral Election in accordance with Section 5.4 for the Plan Year.

SECTION 5.3       DEFERRABLE COMPENSATION.

     (a) ELIGIBLE COMPENSATION.

                    (i) An eligible Employee for a Plan Year may elect to
               defer a specified dollar amount from one or more of the following items for the Plan Year:

                      (A) the Employee's Base Salary;

                      (B) the Employee's Annual Incentive Award; and

                      (C) the Employee's PG Award.

                    (ii) Notwithstanding Section 5.3(a)(i), an Employee who
               becomes eligible to participate in the Plan with respect to Deferral Benefits during a Plan Year who is offered the opportunity by Amex to participate as described in Section 5.1(d) may only elect to defer a specified dollar amount from one or more of the following items for the Plan Year:

                      (A) the post-election portion of the Employee's Base
                          Salary; and

                      (B) the post-election portion of the Employee's Annual
                          Incentive Award.

     (b) MINIMUM DEFERRAL. The minimum dollar amount of each item eligible for deferral under Section 5.3(a) that may be deferred by an Employee for a Plan Year shall be $5,000, unless otherwise determined by the Administrator in its sole discretion.

     (c) MAXIMUM DEFERRAL. Unless otherwise determined by the Administrator in its sole discretion, the maximum dollar amount that may be deferred by an Employee for a Plan Year from all items eligible for deferral under Section 5.3(a) shall be 100 percent of the Employee's Base Salary as of the December 31st immediately preceding the Plan Year (or with respect to an Employee who becomes eligible to participate in the Plan with respect to Deferral Benefits during a Plan Year, 100 percent of the Employee's Base Salary as of the date he or she becomes eligible to so participate).

SECTION 5.4       DEFERRAL BENEFITS ELECTION.

     (a) TIME OF DEFERRAL ELECTION. An eligible Employee for a Plan Year who wants to participate in the Plan with respect to Deferral Benefits for a Plan Year must make a Deferral Election for the Plan Year before the beginning of the Plan Year; provided, however, that an Employee described in Section 5.1(d), may make a Deferral Election for the Plan Year in which he or she becomes eligible to participate within 30 days of becoming eligible to participate.

     (b) FORM OF DEFERRAL ELECTION. A Deferral Election for a Plan Year shall be made either (i) in writing on the form provided by Amex for the purpose of making such an election, or (ii) by means of the electronic enrollment process made available by Amex for the purpose of making such an election.

     (c) CONTENTS OF DEFERRAL ELECTION. In his or her Deferral Election for a Plan Year, the Employee shall specify:

                    (i) the items of his or her compensation eligible for
               deferral under Section 5.3(a) that the Employee wishes to defer for the Plan Year and the dollar amount of each such item to be deferred, provided that the amount of each item to be deferred complies with the requirements of Section 5.3(b) and the total amount of all items to be deferred complies with Section 5.3(c);

                    (ii) the time when his or her Deferral Account for such
               Plan Year shall be paid, which shall be either (A) the Retirement of the Participant, or (B) a specified date at least five years after the last day of the Plan Year; and

                    (iii) the form of payment of his or her Deferral Account
               for the Plan Year, which shall be (A) a lump sum, or (B) five, ten or 15 substantially equal annual installments.

SECTION 5.5 CREDITING OF DEFERRAL ACCOUNTS. The Administrator shall establish and maintain a Deferral Account with respect to each Participant for the Deferral Benefits of each Plan Year. Amounts deferred by a Participant for a Plan Year shall be credited to the Deferral Account established for the Participant for such Plan Year at such times and in such manner as may be determined by the Administrator. In making such credits, the Administrator shall generally attempt to, but shall not be required to, credit accounts at a time when the items deferred would otherwise have been paid to the Participant.

SECTION 5.6       ACCOUNT EARNINGS.

     (a) EARNINGS. A Participant's Deferral Account for a Plan Year shall be credited with interest equivalents each calendar year at the Schedule Rate in effect for the calendar year.

     (b) VESTING.

                    (i) PRINCIPAL. The principal amount of a Participant's
               Deferral Account for a Plan Year shall be 100 percent vested at all times.

                    (ii) EARNINGS. The earnings on a Participant's Deferral
               Account for a Plan Year for a given calendar year at the Minimum Schedule Rate for the calendar year shall be 100 percent vested as such earnings are accrued and credited. The portion of the earnings on a Participant's Deferral Account for a Plan Year for a given calendar year at the applicable Schedule Rate in excess of the Minimum Schedule Rate for the calendar year, if any, shall become vested on the date that the Participant becomes Retirement Eligible.

                                  ARTICLE 6
                              PAYMENT OF BENEFITS

SECTION 6.1       SUPPLEMENTAL ACCOUNT.

     (a) Payment of Supplemental Benefits shall be made as follows: (i) if a Participant has elected (or is deemed to have elected) a lump-sum payment, it shall be made on the first January 1 or July 1 which is at least six months following the Participant's Separation from Service for any reason from the Company, or as soon thereafter as administratively feasible (provided, however, that all such payments made in 2006 shall be made on July 1); (ii) if a Participant has elected annual installment payments, they shall begin on July 1 of the calendar year following the Participant's Separation from Service for any reason from the Company, or as soon thereafter as administratively feasible, and shall continue on each July 1 thereafter for the period selected by the Participant. A Participant who has experienced a Separation from Service and has begun receiving payments as set forth above, shall continue receiving any remaining payments according to the terms in effect on the date of his or her Separation from Service, even if later re-employed by the Company.

     (b) The payment of Supplemental Benefits to a Participant under this
Section 6.1 shall be limited to a Participant's vested portion of his or her Supplemental Account at the time of distribution. Unless otherwise expressly provided in the Plan, a Participant's vested portion shall be determined under the vesting provisions of the Qualified Retirement Plans. Any non-vested portion of amounts credited to a Participant hereunder shall be forfeited.

SECTION 6.2       DEFERRAL ACCOUNT.

     (a) SPECIFIED DATE ELECTIONS. If a Participant designated a specified date as the time when a Deferral Account of such Participant is to be paid, and the Participant has not had a Separation of Service as of the specified date, then payment of the such Deferral Account shall be made as follows: (A) if the Participant elected a lump-sum payment of such Deferral Account, it shall be made on the first March 15 or September 15 which is at least six months following the specified date, or as soon thereafter as administratively; and (B) if the Participant elected annual installment payments of such Deferral Account, it shall begin on March 15 of the calendar year following the specified date, or as soon thereafter as administratively feasible, and shall continue on each March 15 thereafter for the period selected by the Participant. If a Participant who is to receive or has begun receiving payments in annual installments under this Section 6.2(a) experiences a Separation from Service before having received all of the annual installments to which the Participant is entitled, then if the Participant is Retirement Eligible at the time of his or her Separation from Service, the Participant shall receive or continue to receive the remaining annual installment payments as scheduled, and if the Participant is not Retirement Eligible at the time of his or her Separation from Service, then the remaining installments shall be paid to the Participant in a lump sum pursuant to
Section 6.2(b)(ii).

     (b) SEPARATION FROM SERVICE. If a Participant has a Separation of Service, regardless of whether the Participant designated a later specified date as the time when a Deferral Account is to be paid, then:

                    (i) If a Participant is Retirement Eligible at the time of his or her Separation from Service, then payment of the Participant's Deferral Accounts shall be made as follows: (A) if the Participant elected a lump-sum payment of a Deferral Account, payment of such Deferral Account shall be made on the first March 15 or September 15 which is at least six months following the Participant's Separation from Service for any reason from the Company, or as soon thereafter as administratively; and (B) if the Participant elected annual installment payments of the Deferral Account, payment of such Deferral Account shall begin on March 15 of the calendar year following the Participant's Separation from Service for any reason from the Company, or as soon thereafter as administratively feasible, and shall continue on each March 15 thereafter for the period selected by the Participant. A Participant who has experienced a Separation from Service and has begun receiving payments as set forth above, shall continue receiving any remaining payments according to the terms in effect on the date of his or her Separation from Service, even if later re-employed by the Company.

                    (ii) If a Participant is not Retirement Eligible at the
               time of his or her Separation from Service, then regardless of the Participant's Deferral Elections, payment of all of the Participant's Deferral Accounts shall be made in a lump sum on the first March 15 or September 15 which is at least six months following the Participant's Separation from Service, or as soon thereafter as administratively feasible.

     (c) PAYMENT LIMITED TO VESTED AMOUNT. The payment of a Participant's Deferral Account for a Plan Year under this Section 6.2 shall be limited to a Participant's vested portion of his or her Deferral Account at the time of distribution. Any non-vested portion of amounts credited to a Participant hereunder shall be forfeited.

SECTION 6.3 DESIGNATION OF BENEFICIARIES. A Participant may separately designate a Beneficiary or Beneficiaries entitled to receive payment of his or her Supplemental Account and his or her Deferral Account by filing written notice of such designation with the Administrator in such form as the Administrator may prescribe. A Participant may revoke or modify such designation at any time by a further written designation in such form as the Administrator may prescribe. A Participant's Beneficiary designation shall be deemed automatically revoked in the event of the death of the Beneficiary or, if the Beneficiary is the Participant's spouse, in the event of dissolution of marriage. If no designation is in effect at the time Benefits payable under the Plan become due, the Beneficiary shall be deemed to be the Participant's surviving spouse, if any, and if not, the Participant's estate.

SECTION 6.4       DEATH.

     (a) SUPPLEMENTAL ACCOUNT. Upon a Participant's death, payment of the Participant's Supplemental Account shall be made to the Participant's Beneficiary or Beneficiaries designated to receive the Participant's Supplemental Account. If a Participant dies while still actively employed by the Company, the payment of his or her Supplemental Account shall be made as a single lump-sum payment on the first January 1 or July 1 which is at least six months following the Participant's death, or as soon thereafter as administratively feasible. If a Participant elects annual installment payments and dies after such installment payments have commenced, any remaining installment payments shall be made to the Participant's Beneficiary or Beneficiaries as a single lump-sum payment on the first January 1 or July 1 which is at least six months following the Participant's death, or as soon thereafter as administratively feasible.

     (b) DEFERRAL ACCOUNT. Upon a Participant's death, payment of the Participant's Deferral Account shall be made to the Participant's Beneficiary or Beneficiaries designated to receive the Participant's Deferral Account. If a Participant dies while still actively employed by the Company, the payment of his or her Deferral Account shall be made as a single lump-sum payment on the first March 15 or September 15 which is at least six months following the Participant's death, or as soon thereafter as administratively feasible. If a Participant elects annual installment payments and dies after such installment payments have commenced, any remaining installment payments shall be made to the Participant's Beneficiary or Beneficiaries as a single lump-sum payment on the first March 15 or September 15 which is at least six months following the Participant's death, or as soon thereafter as administratively feasible.

SECTION 6.5       DISABILITY.

     (a) SUPPLEMENTAL ACCOUNT. In the event of the Disability of a Participant, payment of the Participant's Supplemental Account shall be made as follows: (i) if the Participant elected a lump-sum payment of his or her Supplemental Account, payment shall be made on the first January 1 or July 1 which is at least six months following the Participant's date of Disability, or as soon thereafter as administratively feasible; and (ii) if the Participant elected annual installment payments of his or her Supplemental Account, payment shall begin on July 1 of the calendar year following the Participant's date of Disability, or as soon thereafter as administratively feasible, and shall continue on each July 1 thereafter for the period selected by the Participant.

     (b) DEFERRAL ACCOUNTS. In the event of the Disability of a Participant, payment of each of the Participant's Deferral Accounts shall be made as follows: (i) if the Participant elected a lump-sum payment of his or her Deferral Account for the Plan Year, payment of that Deferral Account shall be made on the first March 15 or September 15 which is at least six months following the Participant's date of Disability, or as soon thereafter as administratively feasible; and (ii) if the Participant elected annual installment payments of his or her Deferral Account for the Plan Year, payment of that Deferral Account shall begin on March 15 of the calendar year following the Participant's date of Disability, or as soon thereafter as administratively feasible, and shall continue on each March 15 thereafter for the period selected by the Participant for such Deferral Account.

SECTION 6.6 UNFORESEEN EMERGENCY. Upon the request of a Participant and based on a showing of an unforeseeable emergency, as defined by Section 409A, the Administrator may, in its sole discretion, vary the manner and time of making the distributions provided in this Article 6 to the extent permitted by
Section 409A.

SECTION 6.7 COMPANY OFFSET. Notwithstanding anything in the Plan, the RP or the RSP to the contrary, any amount otherwise due or payable under the Plan may be forfeited, or its payment suspended, at the discretion of the Administrator, to apply toward or recover any claim the Company may have against the Participant, including but not limited to, for the enforcement of Amex's Detrimental Conduct provisions under its long-term incentive award plan, to recover a debt to the Company or to recover a benefit overpayment under a Company benefit plan or program.

SECTION 6.8 WITHHOLDING. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes, if any, required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

                                  ARTICLE 7
                               CHANGE IN CONTROL

SECTION 7.1 CHANGE IN CONTROL. "Change in Control" means the happening of any of the following:

     (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of either (i) the then outstanding common shares of Amex (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding voting securities of Amex entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (A) any acquisition directly from Amex; (B) any acquisition by Amex or any corporation, partnership, trust or other entity controlled by Amex (a "Subsidiary"); (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Amex or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Amex securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of Section 7.1(c) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by Amex which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by Amex, and after such share acquisition by Amex, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Amex's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

     (c) The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving Amex or any of its direct or indirect Subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (i) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50 percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Amex or all or substantially all of Amex's assets either directly or through one or more subsidiaries), (ii) no Person (excluding Amex, any employee benefit plan (or related trust) of Amex, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

     (d) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of Amex, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (ii) no Person (excluding Amex and any employee benefit plan (or related trust)) of Amex or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of Amex; or

     (e) Approval by the shareholders of Amex of a complete liquidation or dissolution of Amex.

SECTION 7.2 EFFECT OF CHANGE IN CONTROL. This Section 7.2 shall apply in the event of a Change in Control.

     (a) RABBI TRUST. Notwithstanding Section 10.1 and any other provision herein to the contrary, to the extent permitted by Section 409A without excise tax or penalty, effective immediately upon a Change of Control, the entire value of each Participant's Account under the Plan shall be maintained in a trust (the "Trust") established by Amex for this purpose and the Company shall transfer to the Trust an amount sufficient to fund the entire value of each Participant's Account. The Trust is intended to be classified for federal income tax purposes as a "grantor trust" within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code.

     (b) ACCOUNT EARNINGS.

                    (i) RSP-RELATED ACCOUNT.

                         (A) Notwithstanding Section 4.7(b)(ii), effective
                    immediately upon a Change in Control, to the extent a subaccount of a RSP-Related Account established on behalf of a Participant reflects, or by the terms of the Plan should in the future reflect, the performance of the Stock Fund, it shall thereafter reflect the performance of the Stable Value Fund.

                         (B) Notwithstanding Section 4.7(b)(iii), in the event
                    that any time after a Change in Control either (A) the RSP is frozen or terminated and is not replaced by a comparable qualified incentive savings plan, or (B) there are no investment funds available under the RSP (or successor qualified investment savings plan) to which a Participant may direct the investment of his or her RSP-Related Account, then a Participant's RSP-Related Account shall thereafter be credited with earnings of at least the Moody's A Rate.

                    (ii) DEFERRAL ACCOUNTS.

                         (A) Notwithstanding Section 5.6(a), effective
                    immediately upon a Change in Control, the applicable Schedule Rate for the calendar year in which the Change in Control occurs and the immediately following calendar year shall be no less than nine percent;

                         (B) Notwithstanding Section 5.6(a), effective
                    immediately upon a Change in Control, the applicable Schedule Rate for the second calendar year immediately following the calendar year in which the Change in Control occurs and each calendar year thereafter shall be no less than the Moody's A Rate for such calendar year.

                         (C) If a Participant who is eligible to receive
                    lump-sum severance under the Severance Plan experiences a Separation from Service within the two-year period following a Change in Control, and the Participant would have become Retirement Eligible during the serial severance period for which the Participant would have been eligible in a non-Change-in-Control situation, then upon such Separation from Service, the Participant shall immediately become 100 percent vested in the earnings on his or her Deferral Account under Section 5.6(b)(ii) as if the Participant were Retirement Eligible on the date of the Separation from Service.

     (c) TAX GROSS-UP.

                         (i) In the event that any payment or benefit received
                    or to be received by a Participant hereunder in connection with a Change in Control or termination of such Participant's employment (such payments and benefits, excluding Gross-Up Payment (as hereinafter defined), being hereinafter referred to collectively as the "Payments"), will be subject to the excise tax referred to in Section 4999 of the Code (the "Excise Tax"), then (A) in the case of a Participant who is classified in Band 70 (or its equivalent) or above immediately prior to such Change in Control (a "Tier 1 Employee"), the Company shall pay to such Tier 1 Employee, within five days after receipt by such Tier 1 Employee of the written statement referred to in Section 7.2(iv), an additional amount (the "Gross-Up Payment") such that the net amount retained by such Tier 1 Employee, after deduction of any Excise Tax on the Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Payments and (B) in the case of a Participant other than a Tier 1 Employee, the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (a) the net amount of all Total Payments (as hereinafter defined), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Participant may elect in writing to have other components of his or her Total Payments reduced prior to any reduction in the Payments hereunder.

                        (ii) For purposes of determining whether the Payments
                    will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder:
                    (A) all payments and benefits received or to be received by the Participant in connection with such Change in Control or the termination of such Participant's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in such Change in Control or any Person affiliated with the company or such Person (all such payments and benefits, excluding the Gross-Up Payment and any similar gross-up payment to which a Tier 1 Employee may be entitled under any such other plan, arrangement or agreement, being hereinafter referred to as the "Total Payments), shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of the Firm, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(2)(A) or Section 280G(b)(4)(A) of the Code; (B) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of Section 280G(b) of the Code shall be taken into account; (C) all "excess parachute payment" within the meaning of Section
                    280G(b)(2) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Firm, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(g)(4)(B) of the Code) in excess of the Base Amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the excise Tax; and (D) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code and regulations or other guidance thereunder. For purposes of determining the amount of the Gross-Up Payment in respect of a Tier 1 Employee and whether any Payments in respect of a Participant (other than a Tier 1 Employee) shall be reduced, a Participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Participant's residence, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Gross-Up Payment is to be made (in the case of a Tier 1 Employee) or in which the Payments are made (in the case of a Participant other than a Tier 1 Employee). The Firm will be paid reasonable compensation by the Company for its services.

                         (iii) In the event that the Excise Tax is finally
                    determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the Tier 1 Employee made on the date of the Tier 1 Employee's receipt of such Excess Amount, which the Tier 1 Employee will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the Section 1274 Rate from the date of the Tier 1 Employee's receipt of such excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Firm such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). In the event that the Excise Tax is finally determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), within five business days of such determination, the Company will pay to the Tier 1 Employee an additional amount, together with interest thereon from the date such additional amount should have been paid to the date of such payment, at the Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Firm such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined). The Tier 1 Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the amount of any Gross-Up Payment.

                         (iv) As soon as practicable following a Change in
                    Control, the Company shall provide to each Tier 1 Employee and to each other Participant with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such Tier 1 Employee or other Participant were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Firm or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                                   ARTICLE 8
                               CLAIMS PROCEDURES

SECTION 8.1       CLAIM.

     (a) A Participant or Beneficiary who believes that he or she is being denied a Benefit to which he or she is entitled under the Plan may file a written request for such Benefit with the Administrator, setting forth his or her claim for Benefits.

     (b) Other than with respect to claims to which ERISA expressly provides a limitations period, no action may be commenced against any Plan party after the earliest to occur of the following dates: the date that is 90 days after the date of the final denial of the appeal, or the date that is one year from the date a cause of action accrued. For purposes of this Article 8, a cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that a

Plan party has clearly repudiated the claim or legal position which is the subject of the action, regardless of whether such person has filed a claim for Benefits in accordance with the provisions of this Article 8. The
Administrator shall be the Plan's agent for service of process.

     (c) A Participant or Beneficiary must exhaust all remedies under the Plan's claims procedures before being entitled to seek relief under Section 8.5.

SECTION 8.2       CLAIM DECISION.

     (a) Except as otherwise provided by Section 8.2(b), the Administrator shall reply to any claim filed under Section 8.1 within 90 days of receipt, unless it determines to extend such reply period for an additional 90 days for reasonable cause and notifies the claimant in advance of the reasons for the extension and the date by which the Administrator expects to make a decision. If the claim is denied in whole or in part, such reply shall include a written explanation, using language calculated to be understood by the Participant or Beneficiary, setting forth:

     (i) the specific reason or reasons for such denial;

     (ii) the specific reference to relevant provisions of the Plan on which such denial is based;

     (iii) a description of any additional material or information necessary for the Participant or Beneficiary to perfect his or her claim and an explanation why such material or such information is necessary;

     (iv) appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit the claim for review;

     (v) the time limits for requesting a review under Section 8.3 and for review under Section 8.4; and

     (vi) the Participant's or Beneficiary's right to bring an action for Benefits under Section 502 of ERISA (subject to Section 8.5) if Benefits are denied on review.

     (b) If the claim is a claim for Benefits that requires a determination regarding whether a Participant is Disabled to be made by the Administrator (and not by some party other than the Administrator or the Plan for purposes other than a benefit determination under the Plan), the Administrator will respond to the Participant's claim within a reasonable period of time and in any case within 45 days (provided that the Administrator may utilize up to two 30-day extension periods, in each case to the extent that the Administrator determines that circumstances beyond the control of the Plan so require, and shall in each case provide the claimant with an advance notice setting forth the reasons for the extension and the date by which the Administrator expects to render a decision, the standards on which entitlement to a Benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve such issues). In the event that additional information is necessary to resolve a claim requiring the Administrator to rule on the Participant's Disabled status, the claimant shall be afforded at least 45 days to provide the information (during which time the periods to provide notice and a decision on the claim shall be tolled).

     (c) In the event of a claim requiring the Administrator to rule on the Participant's Disabled status, the Administrator's written notice of claim denial shall provide the claimant (in addition to the items described in Section 8.2(a)) with a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or with a statement that such an internal rule, guideline, protocol or other similar criterion was relied upon and that a copy will be provided free of charge upon request, and if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant's medical circumstances) or a statement that such an explanation will be provided free of charge upon request.

SECTION 8.3       REQUEST FOR REVIEW.

     (a) Except as otherwise provided by Section 8.3(b), within 60 days after the receipt by the Participant or Beneficiary of the written explanation described above, the Participant or Beneficiary may request in writing that the Administrator review its determination. The Participant or Beneficiary, or his or her duly authorized representative, may, but need not, review the relevant documents and submit issues and comments in writing for consideration by the Administrator. Reasonable access to and copies of any documents, records and other information relevant to the claim will be provided free of charge upon request, subject to attorney-client, attorney work-product and other applicable privilege rules unless otherwise required by ERISA. Except as otherwise provided by Section 8.3(b), if the Participant or Beneficiary does not request a review of the initial determination within such 60-day period, the Participant or Beneficiary shall be barred and estopped from challenging the determination.

     (b) In the event of a claim requiring the Administrator to make a determination regarding the Participant's Disabled status, the claimant shall have 180 days after receipt of the written explanation described above to request in writing that the determination be reviewed, and shall be barred and estopped from challenging the determination if he or she does not request a review of the initial determination within such 180-day period.

SECTION 8.4       REVIEW OF DECISION.

     (a) After considering all materials presented by the Participant or Beneficiary, the Administrator will render a written decision, setting forth the specific reasons for the decision and containing specific references to the relevant provisions of the Plan on which the decision is based. The decision on review shall normally be made within 60 days after the Administrator's receipt of the Participant's or Beneficiary's claim or request. If an extension of time is required for a hearing or other special circumstances, the Participant or Beneficiary shall be notified of the reasons for the extension and the date as of which the Administrator expects to make a decision, and the time limit shall be 120 days. The decision shall be in writing using language calculated to be understood by the Participant or Beneficiary, and shall set forth:

          (i) the specific reason or reasons for such denial;

          (ii) the specific reference to relevant provisions of the Plan on which such denial is based;

          (iii) a statement that the claimant is entitled, upon request and free of charge, to receive reasonable access to and copies of all documents, records and other information relevant to the claimant's claim (subject to attorney-client, attorney work-product and other applicable privilege rules unless otherwise required by ERISA); and

          (iv) the Participant's or Beneficiary's right to bring an action for Benefits under Section 502 of ERISA now that the claim has been denied on appeal (subject to Section 8.5).

     (b) In the event of a claim requiring the Administrator to make a determination regarding the Participant's Disabled status, the Administrator shall ensure that no deference is afforded to the prior determination, that the persons who made the initial determination on behalf of the Administrator shall not be involved in the review, and that the persons who make the decision on review on behalf of the Administrator are not subordinates of the original decision-makers. In the event that a medical judgment is required, the persons conducting the review shall consult with a health care professional of appropriate training and experience in the relevant field of medicine and shall identify any medical or vocational experts consulted to the claimant. No health care professional consulted in the course of the review shall be a person consulted in the course of the original determination (or a subordinate of such person). The claim determination on review of a claim requiring the Administrator to make a determination regarding the Participant's Disabled status shall be provided within 45 days (90 days, if the Administrator determines that special circumstances require an extension and so informs the Participant). In the event of such a claim denial, in addition to the items required above, the Administrator shall provide a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or a statement that such an internal rule, guideline, protocol or other similar criterion was relied upon and that a copy will be provided upon request, and if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant's medical circumstances) or a statement that such an explanation will be provided free of charge upon request.

     (c) All decisions on review shall be final and shall bind all parties concerned to the maximum extent permitted by law.

SECTION 8.5       ARBITRATION.

     (a) Notwithstanding anything herein to the contrary and to the extent permitted by ERISA, upon completion of the claims process set forth in this
Article 8, the Administrator, a Participant or a Beneficiary will have the right to compel binding arbitration with respect to any claim for Benefits or damages. If any such party chooses to compel arbitration, the process and procedure shall be governed by the terms and conditions of the American Express Company Employment Arbitration Policy and Employment Arbitration Acknowledgment Form ("Policy"), to the extent such Policy is consistent with the terms of the Plan. This includes, but is not limited to, the Policy's prohibition against claims being arbitrated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. In addition, if any party chooses to compel arbitration, the arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA).

     (b) To the extent required by Sections 2560.503-1(c)(2)-(3) and 2560.503-1(d) of the Labor Regulations, arbitration shall not be required in the case of a claim which requires the Administrator to make a determination with respect to the Participant's Disabled status.

SECTION 8.6 BURDEN OF PROOF. Notwithstanding anything herein to the contrary, to the extent a Participant or Beneficiary asserts entitlement to Benefits based upon facts not contained in the Plan's records, such person shall be required to provide satisfactory affirmative evidence of such facts. For avoidance of doubt, if a person claims entitlement to benefits based upon Compensation for RSP-Related Account or RP-Related Account purposes, Years of Service, or Base Salary, Annual Incentive Awards or PG Awards, that are not reflected in the Plan's records, such person must provide satisfactory affirmative evidence of such Compensation, Years of Service, Base Salary, Annual Incentive Awards or PG Awards. The Administrator shall have the sole and exclusive discretion to determine whether the above-referenced affirmative evidence is satisfactory.

SECTION 8.7 ADMINISTRATOR'S SOLE AUTHORITY. Notwithstanding Section 3.2 or any other provision of the Plan, the Administrator shall have the sole and exclusive authority with respect to any matter, action or decision under this
Article 8, and the Committee shall have neither any authority with respect to such matters, nor the right or ability to limit or to interfere in any way with the Administrator's authority with respect to such matters.

                                   ARTICLE 9
                            AMENDMENT & TERMINATION

SECTION 9.1 PLAN AMENDMENT. The Committee or its delegate may, at any time, amend or terminate the Plan, provided that the Committee may not reduce or modify the amount of any Benefit payable to a Participant or any Beneficiary receiving Benefit payments at the time the Plan is amended or terminated. Notwithstanding the foregoing, the Committee shall not have the right to amend or modify the terms and provisions of the Plan to the extent such amendment or modification would result in a violation of Section 409A.

SECTION 9.2 EFFECT OF PLAN TERMINATION. If the Plan is terminated, no additional deferrals or contributions shall be credited to any Participant Account hereunder. Following Plan termination, Participants' Accounts shall be paid at such time and in such form as provided under Article 6. Notwithstanding the foregoing, either at the time of termination or on a subsequent date, the Committee may, in its discretion, determine to distribute the then existing Account balances of Participants and Beneficiaries and, following such distribution, there shall be no further obligation to any Participant or Beneficiary under the Plan; provided, however, that the authority granted to the Committee under this Section 9.2 shall be implemented in compliance with the requirements of and only to the extent permissible under Section 409A.

                                  ARTICLE 10
                              GENERAL PROVISIONS

SECTION 10.1 UNFUNDED STATUS. Nothing in the Plan shall create, or be construed to create, a trust of any kind or fiduciary relationship between the Company and the Participant, his or her designated Beneficiary, or any other person. Any funds deferred under the provisions of the Plan shall be construed for all purposes as a part of the general funds of the Company, and any right to receive payments from the Company under the Plan shall be no greater than the right of any unsecured general creditor. The Company may, but need not, purchase any securities or instruments as a means of hedging its obligations to any Participant under the Plan.

SECTION 10.2 NON-TRANSFERABLE. The right of any Participant, or other person, to the payment of deferred compensation under the Plan shall not be assigned, transferred, pledged or encumbered except by the laws of descent and distribution.

SECTION 10.3 NO RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not be construed as conferring upon the Participant the right to continue in the employ of the Company as an executive or in any other capacity. The Company expressly reserves the right to dismiss any employee at any time without liability for the effect such dismissal might have upon him or her hereunder.

SECTION 10.4 PLAN BENEFITS NOT COMPENSATION UNDER EMPLOYEE BENEFIT PLANS. Any deferred compensation payable under the Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing the benefits under any plan or arrangement (including but not limited to any "employee benefit plan" under ERISA) except as expressly provided in such plan or arrangement.

SECTION 10.5 COMPLIANCE WITH SECTION 409A. The Plan is intended to comply with
Section 409A, and shall be interpreted, operated and administered consistent with this intent. To the extent the terms of the Plan fail to qualify for exemption from or to satisfy the requirements of Section 409A, the Plan may be operated in compliance with Section 409A pending amendment to the extent authorized by the Internal Revenue Service. In such circumstances, the Plan will be administered in a manner which adheres as closely as possible to its existing terms while complying with Section 409A.

SECTION 10.6      NO GUARANTEE OF TAX CONSEQUENCES.

     (a) The Company makes no representations or warranties and assumes no responsibility as to the tax consequences to any Participant who enters into a deferred compensation agreement with the Company pursuant to the Plan. Further, payment by the Company to Participant (or to a Participant's Beneficiary or Beneficiaries) in accordance with the terms of the Plan, including any designation of Beneficiary on file with the Administrator at the time of Participant's death, shall be binding on all interested parties and persons, including Participant's heirs, executors, administrators and assigns, and shall discharge the Company, its directors, officers and employees from all claims, demands, actions or causes of action of every kind arising out of or on account of Participant's participation in the Plan, known or unknown, for himself or herself, his or her heirs, executors, administrators and assigns.

     (b) No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable to any amounts deferred under the Plan, or paid to or for the benefit of a Participant or Beneficiary under the Plan, or that such tax treatment will apply to or be available to a Participant or Beneficiary on account of participation in the Plan.

     (c) Any agreement executed pursuant to the Plan shall be deemed to include the above provision of this Section 10.6.

SECTION 10.7 LIMITATIONS ON LIABILITY. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or employer thereof except as provided by law or by any Plan provision. No person (including the Company) in any way guarantees any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Company or any successor, employee, officer, director or stockholder of the Company, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions (except that the Company shall make benefit payments in accordance with the terms of the Plan), or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

SECTION 10.8 SEVERABILITY. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

SECTION 10.9 CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be considered in the construction of the Plan.

SECTION 10.10 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of New York to the extent not superseded by federal law, without reference to the principles of conflict of laws.


                                   * * * * *

                                  SCHEDULE A

                        DEFERRAL ACCOUNT SCHEDULE RATE


For each calendar year, the Schedule Rate used to determine the earnings credited on a Participant's Deferral Accounts for such calendar year shall be determined under the following metric, based on Amex's "ROE" for such calendar year and its "ROE Target Range" for such calendar year:

 ------------------------------------------- ------------------------------------------
 ------------------------------------------- ------------------------------------------
                Amex's ROE                                  Schedule Rate
 ------------------------------------------- ------------------------------------------
 ------------------------------------------- -----------------------------------------
           Below ROE Target Range                         Moody's A Rate
 ------------------------------------------- ------------------------------------------
          Within ROE Target Range                               9%
 ------------------------------------------- ------------------------------------------
           Above ROE Target Range                               11%
 ------------------------------------------- ------------------------------------------


Amex's "ROE" for a calendar year means Amex's consolidated annual return on equity for such calendar year, as reported by Amex, subject to adjustment for significant accounting changes as determined by the Committee in its sole discretion.

Amex's "ROE TARGET RANGE" for a calendar year means the ROE target range announced by Amex and in effect on January 1st of such calendar year.

EXCEPT AS OTHERWISE PROVIDED BY SECTION 7.2(B)(II) OF THE PLAN, THE SCHEDULE RATE UNDER THIS SCHEDULE A FOR ANY CALENDAR YEAR MAY BE CHANGED BY THE COMMITTEE, PROSPECTIVELY OR RETROSPECTIVELY, IN ITS SOLE DISCRETION, WITHOUT PRIOR NOTICE TO OR CONSENT OF PARTICIPANTS OR BENEFICIARIES.